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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the registration statements (Nos. 33-82522, 333-15235, 333-53085, 333-41010 and 333-41012) on Forms S-8 of InFocus Corporation of our reports dated January 28, 2003, with respect to the consolidated balance sheet of InFocus Corporation as of December 31, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, and the related financial statement schedule, which report appears in the December 31, 2002, annual report on Form 10-K of InFocus Corporation.

        Our report refers to our audit of the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142), as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

KPMG, LLP
Portland, Oregon,
March 10, 2003

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  EXHIBIT 23
CONSENT OF INDEPENDENT AUDITORS